Exhibit 10.15

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), dated April 20, 2006, is entered into by and between Joseph Hines (referred to as the “Purchaser”), and Avion Romuald, S.A. (the “Seller”).

The parties hereto agree as follows:

1. Purchase and Sale of Shares. On the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement and the information contained in the Private Placement Memorandum, dated November 15, 2004 as supplemented through April 20, 2005 (the “Memorandum”), the Seller shall sell and the Purchaser shall purchase on the Closing Date (as hereinafter defined) 625,000 shares (the “Shares”) of the Common Stock of Spheric Technologies, Inc., an Arizona corporation (the “Company”) owned by the Seller at a price of $20,000 (the “Purchase Price”), on the Closing Date, as defined below.

2. Closing. The closing of the purchase and sale of the Shares pursuant to Section 1, “Purchase and Sale of Shares,” shall take place on or before April     , 2006 (the “Closing Date”), or such later date as the Purchaser and Seller agree. The certificates representing the Shares to be purchased by the Purchaser shall be delivered by, or on behalf of, the Seller to the Purchaser and the Purchaser shall pay the Purchase Price for the Shares in immediately available funds to the Seller on the Closing Date. On the Closing Date, the delivery of the Shares shall be in accordance with the instructions of the Purchaser, and in such name(s) as the Purchaser shall instruct, with stock power and appropriate signature guarantees or notaries if required by the Purchaser.

3. Representations and Warranties of the Purchaser. The Purchaser understands, and represents and warrants to, and agrees with, the Seller (all such representations and warranties being made to and for the benefit of the Company and any transfer agent of the Company employed for that purpose):

3.1 The Purchaser is a citizen of the United States and is an officer, director and beneficial owner of more than ten percent (10%) of the outstanding Common Stock of the Company.

3.2 The Purchaser has full legal capacity, power and authority necessary to enter into this Agreement and to perform Purchaser’s obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement enforceable in accordance with its terms.

3.3 The Purchaser holds shares of Series A Convertible Preferred Stock issued to him by the Company, which shares are convertible into shares of Common Stock.

3.4 The Purchaser has read the Memorandum.

3.5 The Purchaser realizes that the Shares are not and will not be registered under the Securities Act of 1933 (hereinafter referred to as the “Act”) or under any applicable state securities law. The Purchaser also understands that neither the Company nor the Seller has agreed to register the Shares for distribution in accordance with the provisions of the Act, or any other applicable securities law, and that neither the Company nor the Seller has agreed to comply with any exemption under any securities law for the sale of such securities. The Purchaser acknowledges that no representations or warranties of any kind have been made to the Purchaser by the Company or the Seller or the Seller’s shareholders with respect to the status of these Shares or of this transaction under any applicable securities law. Hence, the Purchaser understands that, by virtue of the restrictions imposed upon the transfer of unregistered securities under the Act or any applicable state securities law, the Shares which the Purchaser is purchasing under this Agreement must be held by the Purchaser indefinitely unless and until subsequently registered under the Act and/or applicable state securities laws, or unless an exemption from such registration is available, in which case the Purchaser may still be limited as to the number of the Shares which the Purchaser may sell.

4. Representations and Warranties of the Seller and. The Seller and Rosemary Drlik, (the) represent and warrant to and agree with the Purchaser that (all such representations and warranties being made to and for the benefit of the Company): ROMUALD DRLLIK HAS NO AFFILIATION WITH ARSA AND ROSEMARY DRLIK IS CURRENTLY VOLUNTARY PRESIDENT OF ARSA.

4.1 The Seller is a NEVADA corporation and is in good standing in such jurisdiction. The sole stockholders and officers and directors of the Seller are the Drliks. Rosemary Drlik is an officer and director of the Company. The Seller is the beneficial owner of more than ten percent (10%) of the outstanding Common Stock of the Company.

4.2 The Seller has full power and authority necessary to enter into this Agreement and to perform Seller’s obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Seller and is a valid and binding agreement enforceable in accordance with its terms.

4.3 The Drliks for ARSA have received and read the Memorandum. By virtue of the Drliks’ positions with the Company, the Seller has full and unrestricted access to all information about the Company as the Seller deems necessary for a full understanding of the Company’s business and financial condition. The Seller has access to the information set forth in this Paragraph 4, “Representations and Warranties of the Seller,” and the Seller is able to obtain such information, ask questions of and receive answers from the Seller and the Company regarding such information, and any other information that the Seller desires concerning the Company terms and conditions of this transaction and all such questions have been answered to the full satisfaction of the Seller. The Seller understands that the Company may sell newly issued shares of its Common Stock to third parties in the future.

4.4 The Seller is aware of the Company’s financial and operating history and its business plans.

4.5 The Seller hereby acknowledges that it has reviewed and/or is aware of the following:

4.5.1 The Articles of Incorporation;

4.5.2 The Bylaws;

4.5.3 Financial statements of the Company as of December 31, 2005 and such other books and records of the Company as Seller has requested; and

4.5.4 The Company is evaluating the use of microwave technology for various projects.

4.6 The Seller acknowledges that, in making its decision to sell the Shares, it and the Drliks have relied solely upon independent investigations made by them and not upon any representations made by the Purchaser or the other officers, or directors or employees of the Company with respect to the Company or the Shares.

4.7 The Seller has beneficially owned the Shares for a period of at least two (2) years.

4.8 The Shares represent all of the capital stock of the Company that the Seller owns in the Company. The Seller does not own any convertible securities of the Company.

4.9 The Shares are free and clear of any security interests, liens, claims, or other encumbrances, are subject to restrictions on their transferability in accordance and the certificates representing the Shares issued to the Seller will bear restrictive legends.

5. Conditions Precedent to the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the performance by the Seller of his obligations under this Agreement and to the truth and correctness of the representations and warranties made by the Seller in this Agreement, unless waived by the Purchaser, as of the date hereof and at the Closing Date.

6. Conditions Precedent to the Seller’s Obligations. The obligations of the Seller hereunder are subject to the performance by the Purchaser of his obligations under this Agreement and to the truth and correctness the representation and warranties made by the Purchaser, unless waived by the Seller, as of the date hereof and at the Closing Date.

7. Fees and Expenses. Each of the Purchase and the Seller agrees to pay his own expenses incident to the performance of his obligations hereunder, including, but not limited to, the fees, expenses, and disbursements of such party’s legal counsel, if any.

8. Survival of the Representations, Warranties, Etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Seller and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party and will survive delivery of any payment of the Shares.

9. Notices. All communications hereunder shall be in writing, and, if sent to the Seller shall be sufficient in all respects if delivered, sent by registered mail, or by telecopy and confirmed to the Seller at:

HCR 60, Box 114 Quemado, NM 87829

or, if sent to the Purchaser, including the certificates representing the Shares, shall be delivered, sent by registered mail, or by telecopy and confirmed to the Purchaser at the following address or other address specified by the Purchaser:

Joseph Hines Spheric Technologies, Inc. 4708 East Van Buren Street Phoenix, AZ 85008

10. Release by the Purchaser and Company. On the Effective Date, the Purchaser and the Company release, discharge and covenant not to sue or cause others to sue the Drliks or ARSA and their past, present or future agents, successors, attorneys, representatives or assigns, or any one or more of them (the “Drliks or ARSA Releases”), on any and all claims, actions, causes of actions, suits, debts, sums of money, accounts, covenants, contracts, agreements, representations, warranties, damages, injuries, liabilities and demands whatsoever, in law or in equity, whether known or unknown, contingent or fixed, liquidated or unliquidated, arising out of this Agreement or out of any events occurring from the beginning of time to the date of this Agreement, including without limitation, those matters related to or arising out of any purported or actual oral or written agreement or any past, present or future business activities between the Purchaser and the Company on one hand and the Drliks and ARSA on the other.

11. Release by the Drliks and ARSA. On the Effective Date, the Drliks and ARSA release, discharge and covenant not to sue or cause others to sue the Purchaser and the Company on one hand and their past, present or future agents, officers, directors, shareholders, successors, attorneys, representatives or assigns, or any one or more of them (the “Drliks & ARSA”), on any and all claims, actions, causes of actions, suits, debts, sums of money, accounts, covenants, contracts, agreements, representations, warranties, damages, injuries, liabilities and demands whatsoever, in law or in equity, whether known or unknown, contingent or fixed, liquidated or unliquidated, arising out of this Agreement or out of any events occurring from the beginning of time to the date of this Agreement, including without limitation, those matters related to or arising out of any purported or actual oral or written agreement or any past, present or future business activities between the Purchaser and the Company on one hand and Drliks and ARSA on the other.

12. Miscellaneous.

12.1 This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and, no other person shall have any right or obligation hereunder.

12.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.

12.4 The parties acknowledge that they have been advised by counsel of their choice in connection with this Agreement, they have read and fully understand its terms, they have entered into this Agreement voluntarily and they intend to be legally bound by its terms

12.5 The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

PURCHASER:

/s/ Joseph Hines
JOSEPH HINES

SELLER:

AVION ROMUALD, S.A. a NEVADA corporation

By	/s/ Rosemary Drlik
ROSEMARY DRLIK
Print Name
Its	VOL. PRESIDENT

DRLIKS AS TO PARAGRAPHS 4 AND 11:

/s/ Romuald Drlik
ROMUALD DRLIK

/s/ Rosemary Drlik
ROSEMARY DRLIK

COMPANY AS TO PARAGRAPH 10:

/s/ Joseph Hines
JOSEPH HINES
Its President